As filed with the Securities and Exchange Commission on March 4, 2013

File No. 333-162196

File No. 333-138173

File No. 333-104262

File No. 333-50526

File No. 333-64185

File No. 333-30427

File No. 333-15107

File No. 333-15043

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-162196

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-138173

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-104262

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-50526

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-64185

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-30427

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-15107

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-15043

UNDER

THE SECURITIES ACT OF 1933

PSS WORLD MEDICAL, INC.

(Exact Name of Issuer as Specified in its Charter)

Florida	59-2280364
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4345 Southpoint Boulevard, Jacksonville, Florida 32216

(Address, including zip code, and telephone number of Principal Executive Offices)

PSS World Medical, Inc. Amended and Restated 2006 Incentive Plan

PSS World Medical, Inc. 2006 Incentive Plan

PSS World Medical, Inc. 1999 Long-Term Incentive Plan

PSS World Medical, Inc. 1999 Broad-Based Employee Stock Plan

PSS World Medical, Inc. Leader’s Deferral Plan

PSS World Medical, Inc. Officer Deferred Compensation Plan

Options granted to Certain Employees outside of a Plan

Amended and Restated Directors’ Stock Plan

Physician Sales & Services, Inc. Elite Deferred Compensation Plan

PSS/Taylor Medical Profit Sharing 401(K) Plan

Amended and Restated 1994 Long Term Incentive Plan

(Full Title of the Plans)

Joshua H. DeRienzis

Vice President of Legal Affairs and Corporate Secretary

PSS WORLD MEDICAL, INC.

4345 Southpoint Boulevard

Jacksonville, Florida 32216

(904) 332-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”), filed by PSS World Medical, Inc., a Florida corporation (the “Company”) with the Securities and Exchange Commission:

•	Registration No. 333-162196 filed on Form S-8 on September 9, 2009, which registered the offering of 2,200,000 shares of common stock, $0.01 par value;

•	Registration No. 333-138173 filed on Form S-8 on October 23, 2006, which registered the offering of 2,449,112 shares of common stock, $0.01 par value;

•

Registration No. 333-104262 filed on Form S-8 on November 22, 2000, which registered the offering of 3,927,368 shares of common stock, $0.01 par value and $5,000,000 of Deferred Compensation Obligations;

•	Registration No. 333-50526 filed on Form S-8 on November 22, 2000, which registered the offering of 400,000 shares of common stock, $0.01 par value;

•	Registration No. 333-64185 filed on Form S-8 on September 24, 1998, which registered the offering of 200,000 shares of common stock, $0.01 par value;

•	Registration No. 333-30427 filed on Form S-8 on June 30, 1997, which registered the offering of $1,000,000 of Deferred Compensation Obligations;

•	Registration No. 333-15107 filed on Form S-8 on October 30, 1996, which registered the offering of 140,000 shares of common stock, $0.01 par value;

•	Registration No. 333-15043 filed on Form S-8 on October 29, 1996, which registered the offering of 1,655,000 shares of common stock, $0.01 par value;

On October 24, 2012, the Company entered into an Agreement and Plan of Merger with McKesson Corporation, a Delaware corporation (“Parent”), and Palm Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

In connection with the Merger, the offerings pursuant to the Registration Statements have been terminated. The Company hereby removes from registration any of the securities registered under the Registration Statements that remain unsold under the above listed Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 4, 2013.

PSS WORLD MEDICAL, INC.

/s/ Willie C. Bogan
By: Willie C. Bogan Its: Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gary A Corless Gary A Corless	Chief Executive Officer (Principal Executive Officer)	March 4, 2013

/s/ David M. Bronson David M. Bronson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 4, 2013

/s/ Todd Baldanzi Todd Baldanzi	Director	March 4, 2013

/s/ Willie C. Bogan Willie C. Bogan	Director	March 4, 2013

/s/ Stanton McComb Stanton McComb	Director	March 4, 2013